     As filed with the Securities and Exchange Commission on July 28, 1998
                                                     Registration No.  333-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              AT HOME CORPORATION
            (Exact name of registrant as specified in its charter)

          DELAWARE                                              77-0408542
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                              identification no.)

                              425 BROADWAY STREET
                        REDWOOD CITY, CALIFORNIA  94063
                   (Address of principal executive offices)

                AT HOME CORPORATION 1997 EQUITY INCENTIVE PLAN
             AT HOME CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plans)

                              KENNETH A. GOLDMAN
                              AT HOME CORPORATION
                              425 BROADWAY STREET
                        REDWOOD CITY, CALIFORNIA  94063
                                (650) 569-5000
           (Name, address and telephone number of agent for service)

                                  COPIES TO:
                           Jeffery L. Donovan, Esq.
                              Fenwick & West LLP
                             Two Palo Alto Square
                         Palo Alto, California  94306


                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------

Title of Securities to be       Amount           Proposed Maximum       Propesed Maximum          Amount of
      Registered                to be           Offering Price Per     Aggregate Offering      Registration Fee
                              Registered               Share                 Price
---------------------------------------------------------------------------------------------------------------------

Series A Common Stock,
 $0.01 par value              5,575,000 (1)        $45.03125(2)          $251,049,219(2)            $74,060

(1) Represents 4,975,000 additional shares available for issuance under the At Home Corporation 1997 Equity Incentive Plan and 600,000 additional shares available for issuance under the At Home Corporation 1997 Employee Stock Purchase Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus relating to this Registration Statement also relates to certain shares registered under Form S-8 Registration Statement Nos. 333-31115 and 333-38833. A total of 5,185,264 shares issuable under the At Home Corporation 1997 Equity Incentive Plan, less any shares issued under the At Home Corporation 1997 Employee Stock Purchase Plan, and a total of 400,000 shares issuable under the At Home Corporation 1997 Employee Stock Purchase Plan have previously been registered under the Securities Act.
(2) Estimated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on July 27, 1998, solely for the purpose of calculating the amount of the registration fee.

Incorporation of Previous Registration Statement.
------------------------------------------------

     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register an additional 4,975,000 shares under the At Home Corporation 1997 Equity Incentive Plan and an additional 600,000 shares under the At Home Corporation 1997 Employee Stock Purchase Plan, which increases were approved by the Registrant's Board of Directors on January 14, 1998 and March 18, 1998 and by the Registrant's stockholders at the Registrant's Annual Meeting of Stockholders on May 13, 1998. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement Nos. 333-31115 and 333-38833 are hereby incorporated by reference.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Thomas A. Jermoluk and Kenneth A. Goldman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 23rd day of July, 1998.


                                 AT HOME CORPORATION

                                 By: /s/ Thomas A. Jermoluk
                                     ----------------------
                                     Thomas A. Jermoluk, Chairman of the
                                     Board, President and Chief Executive
                                     Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                                            TITLE                      DATE
----                                            -----                      ----

Principal Executive Officer:


/s/ Thomas A. Jermoluk             Chairman of the Board, President     July 23, 1998
____________________________       and Chief Executive Officer
THOMAS A. JERMOLUK

PRINCIPAL FINANCIAL OFFICER:


/s/ Kenneth A. Goldman             Senior Vice President and Chief      July 23, 1998
____________________________       Financial Officer
KENNETH A. GOLDMAN

--------------------------------------------------------------------------------------------------
PRINCIPAL ACCOUNTING OFFICER:
/s/ Robert A. Lerner               Corporate Controller                 July 23, 1998
-----------------------------
ROBERT A. LERNER

DIRECTORS:

/s/ William R. Hearst III          Vice Chairman                        July 23, 1998
_____________________________
WILLIAM R. HEARST III

/s/ James L. Barksdale             Director                             July 23, 1998
_____________________________
JAMES L. BARKSDALE

/s/ Joseph W. Cece                 Director                             July 23, 1998
_____________________________
JOSEPH W. CECE

                                   Director
_____________________________
L. JOHN DOERR

/s/ Leo J. Hindery, Jr.            Director                             July 23, 1998
_____________________________
LEO J. HINDERY, JR.

                                   Director
_____________________________
JOHN C. MALONE

                                   Director
_____________________________
BRUCE W. RAVENEL

                                   Director
_____________________________
BRIAN L. ROBERTS

/s/ Larry E. Romrell               Director                             July 23, 1998
_____________________________
LARRY E. ROMRELL

/s/ Jim Shaw                       Director                             July 23, 1998
_____________________________
JIM SHAW

/s/ David M. Woodrow               Director                             July 23, 1998
_____________________________
DAVID M. WOODROW

                                 Exhibit Index
                                 -------------



Exhibit No.               Description
----------                -----------

  4.01 Third Amended and Restated Certificate of Incorporation of Registrant filed August 14, 1996 (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form S-1, Registration No. 333-27323 originally filed with the Commission on May 16, 1997, as subsequently amended on June 20, 1997, July 8, 1997, July 10, 1997 and July 11, 1997 (the "Form S-
              1")).

  4.02 Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.02 of the Form S-1).

  4.03 Certificate of Designation of Series C Convertible Participating Preferred Stock of Registrant filed April 11, 1997 (incorporated herein by reference to Exhibit 3.03 of the Form S-1).

  4.04 Form of Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Registrant effective prior to the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.04 of the Form S-1).

  4.05 Form of Second Amended and Restated Bylaws of Registrant effective upon the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.05 of the Form S-
              1).

  4.06 Form of Fourth Amended and Restated Certificate of Incorporation of Registrant filed after the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.06 of the Form S-1).

  4.07        Registrant's 1997 Equity Incentive Plan, as amended.

  4.08        Registrant's 1997 Employee Stock Purchase Plan, as amended.

  5.01        Opinion of Fenwick & West LLP.

 23.01        Consent of Fenwick & West LLP (included in Exhibit 5.01).

 23.02        Consent of Ernst & Young LLP, Independent Auditors.

 24.01        Power of Attorney (see page 3).